UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 1, 2005

DUKE REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

Effective as of January 1, 2005, Duke Realty Corporation (the “Company”), Duke Realty Limited Partnership (“DRLP”), a Delaware limited partnership and majority owned subsidiary of the Company, Duke Management, Inc. (“DMI”), an Indiana corporation, and Duke Realty Services Limited Partnership (“DRSLP”), a Delaware limited partnership, entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which DMI contributed to DRLP all of DMI’s limited partnership interest in DRSLP in exchange for the issuance to DMI of 435,814 DRLP limited partnership units.  As a result, the Company and DRLP now own 100% of the partnership interests in DRSLP.  In addition, DMI owns a total of 501,349 DRLP limited partnership units as a result of the contribution.

In addition, effective as of January 1, 2005, the Company, DMI, John W. Wynne, Thomas L. Hefner, Darell E. Zink, Jr., Daniel C. Staton, Gary A. Burk, David R. Mennel and Michael Coletta entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Upon closing of the merger, it is anticipated that DMI will have no material assets or liabilities other than 501,349 DRLP limited partnership units.  The Merger Agreement provides for the merger of DMI with and into the Company in return for the issuance of 501,349 shares of the common stock of the Company to DMI’s stockholders.  The merger is subject to a number of conditions, including, but not limited to, a determination by the Company that after giving effect to the merger, the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.  Thomas L. Hefner, chairman and former chief executive officer of the Company, owns 20.71% of the capital stock of DMI.  Darell E. Zink, Jr., former vice chairman and former chief financial officer of the Company, owns 20.71% of the capital stock of DMI.  Gary A. Burk, a member of the Company’s Board of Directors, owns 7.51% of the capital stock of DMI.  John W. Wynne, former chairman of the Company, owns 20.71% of the capital stock of DMI.  The merger is expected to close during the first half of 2005.

A committee consisting solely of unaffiliated directors reviewed and approved the transactions contemplated by the Contribution Agreement and the Merger Agreement.  In addition, the Company obtained a fairness opinion from an independent third party with respect to the purchase price paid by DRLP for the DRSLP limited partnership interest held by DMI.  The independent valuation report and the terms of the Contribution Agreement and the Merger Agreement were reviewed and approved by the Company’s audit committee.

Item 9.01.      Financial Statements and Exhibits

(c)           Exhibits.

2.1	Contribution Agreement, dated January 1, 2005, by and between Duke Realty Limited Partnership, Duke Management, Inc., Duke Realty Corporation, and Duke Realty Services Limited Partnership.

2.2

Agreement and Plan of Merger, dated January 1, 2005, by and among Duke Realty Corporation, Duke Management, Inc., John W. Wynne, Thomas L. Hefner, Darell E. Zink, Jr., Daniel C. Staton, Gary A. Burk, David R. Mennel and Michael Coletta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

	By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and
Secretary

Dated: January 4, 2005